Exhibit 10.1
BACKSTOP COMMITMENT AGREEMENT
This BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of October 21, 2019, by and among Northern Oil and Gas, Inc., a Delaware corporation (the “Company”), and each of the other signatories hereto (each such signatory, a “Backstop Party” and, all such signatories collectively, the “Backstop Parties”). The Company and each of the Backstop Parties are referred to herein individually as a “party” and, collectively, as the “parties.”
WHEREAS, the Company is the issuer of the 8.50% Senior Secured Second Lien Notes due 2023 (the “Notes”) issued under that certain Indenture, dated as of May 15, 2018 (as supplemented from time to time, the “Indenture”), by and between the Company and Wilmington Trust, National Association, as trustee and collateral agent.
WHEREAS, the Company proposes to (i) solicit consents (the “Consent Solicitation”) from holders of the Notes (“Holders”) to certain amendments to the Indenture, (ii) offer to exchange (the “Exchange Offer”) $70.75 million aggregate principal amount of Notes at 106% of par for newly issued shares of 6.5% Series A Perpetual Cumulative Convertible Preferred Stock having an aggregate liquidation preference of $75.0 million (the “Preferred Stock”) on the terms set forth in the Form of Description of Convertible Preferred Stock attached hereto as Exhibit A (the “Description of Convertible Preferred Stock”), (iii) offer to purchase (the “Tender Offer”) for cash up to $200.0 million aggregate principal amount of Notes at 106% of par and (iv) issue additional shares of Preferred Stock with an aggregate liquidation preference of $75.0 million at par (the “Preferred Offering” and, together with the Consent Solicitation, the Exchange Offer and the Tender Offer, the “Offers”).
WHEREAS, the Backstop Parties desire to participate in the Exchange Offer and the Preferred Offering, upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
SECTION 1
DEFINITIONS
As used herein, the following terms shall have the following respective meanings:
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Aggregate Tender Amount” means, with respect to any Backstop Party, the sum of (i) the principal amount of Notes held by such Backstop Party that are tendered for exchange pursuant to Section 2(a)(i) and accepted by the Company for exchange in the Exchange Offer, plus (ii) the principal amount of Notes tendered by such Backstop Party and accepted by the Company for purchase in the Tender Offer, plus (iii) the principal amount of Notes representing such Backstop Party’s Pro Rata Portion of the Exchange Offer Shortfall tendered for exchange pursuant to Section 2(a)(iii) hereof.
“Agreement” has the meaning set forth in the Preamble.

“Backstop Party” has the meaning set forth in the Preamble.
“Backstop Purchase Amount” has the meaning set forth in Section 2(a).
“Backstop Purchase Price” has the meaning set forth in Section 2(a).
“Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.
“Company” has the meaning set forth in the Preamble.
“Consent Solicitation” has the meaning set forth in the Recitals.
“Exchange Offer” has the meaning set forth in the Recitals.
“Exchange Offer Shortfall” means an aggregate principal amount of Notes equal to $70.75 million minus the aggregate principal amount of Notes tendered (and not validly withdrawn) in the Exchange Offer at or prior to the Expiration Date (as defined in the Offering Memorandum) and accepted by the Company for exchange, provided, however, that in no case shall the “Exchange Offer Shortfall” be less than zero.
“Exchange Offer Shortfall Notice” has the meaning set forth in Section 2(a)(ii).
“Indenture” has the meaning set forth in the Recitals.
“Material Adverse Effect” means any fact, event, change, effect, development, circumstance, or occurrence which individually, or in the aggregate, has had or would reasonably be expected to have a material and adverse effect with respect to: (i) the business, operations, properties, assets, prospects or financial condition of the Company and its subsidiaries, in each case, taken as a whole; or (ii) the ability of the Company to perform its obligations under this Agreement, the Offers, the Subscription Agreement or the Indenture.
“Notes” has the meaning set forth in the Preamble.
“Offering Memorandum” means the Offering Memorandum relating to the Offers, to be dated on or about October 21, 2019, as may be amended, modified or supplemented from time to time by the Company.
“Offers” has the meaning set forth in the Recitals.
“Payment Time” has the meaning set forth in Section 2(b)(iii).
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Offering” has the meaning set forth in the Preamble, provided that, for the avoidance of doubt, the “Preferred Offering” shall include the issuance and sale of Preferred Stock to the Backstop Parties pursuant to this Agreement (other than for purposes of the definition of Unsubscribed Preferred Stock).
“Preferred Offering Funding Notice” has the meaning set forth in Section 2(b)(ii).

“Pro Rata Portion” means, with respect to a Backstop Party, the proportion, represented as a percentage, that the principal amount of Notes held by such Backstop Party as of the date hereof bears to the aggregate principal amount of Notes held by all Backstop Parties as of the date hereof, as set forth on Schedule I.
“Revolver Amendment” means the amendment of the Company’s Amended and Restated Credit Agreement dated as of October 5, 2018 (as amended from time to time), among Northern Oil and Gas, Inc., as Borrower, Royal Bank of Canada, as Administrative Agent, and the Lenders party thereto from time to time (the “Credit Agreement”) on terms reasonably satisfactory to the Backstop Parties, which shall include an increase of the aggregate commitments thereunder to not less than $800.0 million.
“Settlement Date” means the “Settlement Date” as set forth in the Offering Memorandum or such other date as may be agreed between the Company and the Backstop Parties.
“Subscription Agreement” means a subscription agreement in a form mutually agreed between the Company and the Backstop Parties.
“Tender Offer” has the meaning set forth in the Recitals.
“Unsubscribed Preferred Stock” means a number of shares of Preferred Stock having a liquidation preference equal to $75.0 million minus the aggregate liquidation preference of all Preferred Stock which purchasers (including the Backstop Parties pursuant to the Preferred Offering, but excluding the Backstop Parties pursuant to this Agreement) have committed to purchase pursuant to the Subscription Agreement as of the Settlement Date, provided, however, that in no case shall the number of shares of Unsubscribed Preferred Stock be less than zero.
SECTION 2
COMMITMENTS TO PARTICIPATE IN THE EXCHANGE OFFER AND PREFERRED OFFERING

(a) Exchange Offer.
(i) On or prior to the Early Participation Deadline (as defined in the Offering Memorandum), each Backstop Party agrees, severally and not jointly, to tender for exchange in the Exchange Offer all Notes held by such Backstop Party set forth on Schedule I hereto on the terms and conditions hereof and as set forth in the Offering Memorandum. Each Backstop Party may, but shall be under no obligation to, tender any Notes purchased after the date hereof in the Exchange Offer.
(ii) No later than two Business Days prior to the Settlement Date, the Company will deliver to each Backstop Party a written notice (each, an “Exchange Offer Shortfall Notice”) setting forth (A) the Exchange Offer Shortfall, (B) the principal amount of Notes representing such Backstop Party’s Pro Rata Portion of the Exchange Offer Shortfall required to be exchanged by such Backstop Party for Preferred Stock on the Settlement Date, (C) the number of shares of Preferred Stock issuable to such Backstop Party in respect of such exchanged Notes (which shall be based on the Exchange Consideration (as defined in the Offering Memorandum)) and (D) the Settlement Date.
(iii) On the Settlement Date, (A) each Backstop Party agrees, severally and not jointly, to deliver to the Company via the facilities of the Depository Trust Company a principal amount of Notes equal to such Backstop Party’s Pro Rata Portion of the Exchange Offer Shortfall and (B) the Company will accept such Notes for exchange and issue to such Backstop Party the corresponding number of shares of Preferred Stock, based on the Exchange Consideration.

(b) Preferred Offering.
(i) On the Settlement Date, each Backstop Party agrees, severally and not jointly, to purchase, and the Company agrees to issue and sell to each such Backstop Party, such Backstop Party’s Pro Rata Portion of the Unsubscribed Preferred Stock on and subject to the terms set forth in the Subscription Agreement.
(ii) No later than two Business Days prior to the Preferred Offering Closing Date, the Company will deliver to each Backstop Party a written notice (each a “Preferred Offering Funding Notice”) setting forth (A) the total number of shares of Unsubscribed Preferred Stock, (B) the number of shares of Unsubscribed Preferred Stock required to be purchased by such Backstop Party, representing such Backstop Party’s Pro Rata Portion of the Unsubscribed Preferred Stock, (C) the aggregate purchase price of the Unsubscribed Preferred Stock set forth in clause (B) above (the “Backstop Purchase Price”), (D) the Settlement Date and (E) the payment instructions for the payment of the Backstop Purchase Price, which payment shall be made at or prior to the Payment Time (as defined below).
(iii) (A) At or prior to 9:00 AM Eastern Time on the Settlement Date (the “Payment Time”), each Backstop Party will pay or cause to be paid its respective Backstop Purchase Price in accordance with the instruction provided in the Preferred Offering Funding Notice, in satisfaction of such Backstop Party’s commitment under this Section 2(b), (B) on or prior to the Settlement Date, the Backstop Parties will, subject to the terms and conditions set forth herein, enter into the Subscription Agreement with the Company pursuant to which each Backstop Party will agree to purchase the number of shares of Unsubscribed Preferred Stock such Backstop Party is required to purchase pursuant to the Preferred Offer Funding Notice and (C) on the Settlement Date, the Company will issue the Unsubscribed Preferred Stock on the terms set forth in the Subscription Agreement to each Backstop Party in the amounts set forth in each Preferred Offering Funding Notice.
(c) In the event the Aggregate Tender Amount of any Backstop Party exceeds the principal amount of Notes held by such Backstop Party set forth on Schedule I hereto (such excess, the “Tender Deficiency”), the parties hereto agree that such Backstop Party may, solely to the extent of the Tender Deficiency, satisfy its obligation to deliver Notes for exchange pursuant to clause 2(a)(iii) hereof by either: (1) purchasing for par shares of Preferred Stock (in addition to all other commitments to purchase Preferred Stock hereunder) with an aggregate liquidation preference equal to the Tender Deficiency, or (2) delivering Notes for exchange that it has acquired after the date hereof.
(d) Each Backstop Party has entered into this Agreement on its own behalf or on behalf of one or more accounts or funds managed or advised by such Backstop Party, and each Backstop Party may cause any of its Affiliates to perform its obligations under this Agreement, including any obligation to exchange Notes in the Exchange Offer (including in respect of any Exchange Offer Shortfall) or to purchase Unsubscribed Preferred Stock in the Preferred Offering.
(e) The Company agrees that it will not amend any term of or waive any condition to any Offer in any manner that would cause a condition to the obligations of the Backstop Parties set forth in Section 3 below to fail to be satisfied unless the Backstop Parties shall have had not fewer than five (5) business days’ notice thereof prior to any consent or tender by the Backstop Parties in any Offer becoming irrevocable.

SECTION 3
CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

(a) The obligations of each Backstop Party to exchange Notes for Preferred Stock in accordance with Section 2(a) or to purchase shares of Unsubscribed Preferred Stock in accordance with Section 2(b) shall be subject to the satisfaction or waiver of the following conditions on the Settlement Date:
(i) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and the Settlement Date, as if made on and as of the Settlement Date (but if specified to be given as of a specified date, shall be given as of such date); the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Settlement Date; and subsequent to June 30, 2019, the Company shall not have experienced a Material Adverse Effect.
(ii) None of the transactions contemplated by this Agreement (including the exchange for or sale of the Preferred Stock) shall have been enjoined (temporarily or permanently) on the Settlement Date and no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise preventing or prohibiting consummation of the transactions contemplated hereby, and no governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such prevention or prohibition.
(iii) On the Settlement Date, the Preferred Stock shall be eligible for clearance and settlement through the Depository Trust Company.
(iv) The Backstop Parties shall have received the Exchange Offer Shortfall Notice in accordance with Section 2(a)(ii) and/or the Preferred Offering Funding Notice in accordance with Section 2(b)(ii), as applicable.
(v) On or before the Settlement Date, the Company shall have filed a certificate of designations for the Preferred Stock with the Secretary of State of the State of Delaware, duly executed by the Company, containing terms substantially consistent with the Description of Convertible Preferred Stock.
(vi) No later than the Settlement Date, the Company shall have entered into the Subscription Agreement with the Backstop Parties.
(vii) Each of the Offers shall have been, or shall substantially simultaneously be, consummated in accordance in all material respects with the terms and without waiver of any material conditions (including in respect of the Revolver Amendment) set forth in the Offering Memorandum in the form attached hereto as Exhibit B (provided there shall be no condition of minimum participation in the Exchange Offer or Tender Offer for purposes of this Agreement).
(viii) The Company shall have received the consents of the Holders of a majority of the outstanding aggregate principal amount of Notes in the Consent Solicitation and the amendment of the Indenture shall have been, or shall substantially simultaneously be, consummated in accordance with the terms of the Consent Solicitation.
(ix) The Revolver Amendment shall have been, or shall substantially simultaneously be, consummated.

(b) The obligations of the Company to issue Preferred Stock to the Backstop Parties in respect of the Exchange Offer Shortfall or the Unsubscribed Preferred Stock, as applicable, shall be subject to (i) the receipt by the Company of the consents of the Holders of a majority of the outstanding aggregate principal amount of Notes in the Consent Solicitation and the amendment of the Indenture in accordance with the terms of the Consent Solicitation, (ii) each Backstop Party having entered into the Subscription Agreement with the Company and (iii) each Backstop Party’s satisfaction of its obligations set forth in Sections 2(a) and 2(b), as applicable.
SECTION 4
REPRESENTATIONS AND WARRANTIES
(a) The Company hereby represents and warrants to the Backstop Parties that the following statements are true and correct as of the date hereof and as of the Settlement Date and the Preferred Offering Closing Date.
(i) Good Standing. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
(ii) Power and Authority. It has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.
(iii) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on its part.
(iv) Agreement. Assuming due and valid execution and delivery by the other parties, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
(v) No Conflicts. The execution, delivery and performance of this Agreement and the Subscription Agreement, the consummation of the Offers and the other transactions contemplated herein, and the execution, delivery and performance of all definitive documentation relating thereto (the “Transaction Documents”) (including compliance by the Company with all of the provisions of any of the foregoing) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have a Material Adverse Effect on the Company or materially affect the validity of the Preferred Stock or the legal authority of the Company to comply in all material respects with the terms of any Transaction Documents; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, if not complied with, would reasonably be expected to have a Material Adverse Effect or materially affect the validity of the Preferred Stock or the legal authority of the Company to comply in all material respects with the Transaction Documents.

(vi) No Consent. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other those the failure of which to obtain would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
(b) The Company hereby represents and warrants to the Backstop Parties that the representations and warranties contained in the Subscription Agreement will be true and correct as of the date thereof and as of the Settlement Date and the Preferred Offering Closing Date.
(c) Each of the Backstop Parties severally, but not jointly, hereby represents and warrants to the Company that the following statements are true and correct as of the date hereof and as of the Settlement Date.
(i) Good Standing. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
(ii) Power and Authority. It has all requisite corporate, limited liability company or limited partnership power and authority, as applicable, to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.
(iii) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, limited liability company or limited partnership action, as applicable, on its part.
(iv) Agreement. Assuming due and valid execution and delivery by the other parties hereto, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
(v) Sufficiency of Funds. It will have sufficient immediately available funds to make and complete the payment of its commitment to purchase Unsubscribed Preferred Stock pursuant to the terms hereof.
(vi) Ownership of Notes. It is the valid record holder of the principal amount of Notes set forth opposite its name on Schedule I, such Notes are free and clear of any liens or other encumbrances and have not been pledged as collateral, and such Backstop Party is able to comply with its commitment to exchange such Notes pursuant to the terms hereof and as set forth in the Offering Memorandum.
(vii) Nature of Backstop Party.
(A) (i) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and (ii) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Stock, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(B) It has been furnished with materials relating to the business, finances and operations of the Company and relating to the offer and sale or exchange of the Preferred Stock that have been requested by such Backstop Party. Such Backstop Party has been afforded the opportunity to ask questions of the Company or its representatives. Neither such inquiries nor any other due diligence investigations conducted at any time by such Backstop Party shall modify, amend or affect such Backstop Party’s right (i) to rely on the Company’s representations and warranties contained in this Section 4 or (ii) any remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in this Agreement. Such Backstop Party understands and acknowledges that its purchase of the Preferred Stock involves a high degree of risk and uncertainty. Such Backstop Party has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Preferred Stock.
SECTION 5
SEVERABILITY

If any provision of this Agreement or the application of any such provision to any Person(s) or circumstance(s) shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the Agreement shall remain in full force and be effectuated as if such illegal, invalid or unenforceable provision is not part hereof; provided, however, that (a) if the deletion of any provision of this Agreement frustrates any essential purpose(s) of the Agreement or material right(s) of a party hereto, then such party may terminate this Agreement without further liability or obligation, and (b) absent such frustration and to the extent legally possible, the parties shall seek in good faith to agree upon alternate provisions or arrangements to achieve the same purposes as the invalid, illegal or unenforceable provision.
SECTION 6
TERMINATION

(a) Mutual Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Settlement Date by mutual written consent of the Company and the Backstop Parties.
(b) Termination by Backstop Parties. Each Backstop Party may terminate this Agreement with respect to itself by written notice to the Company upon the occurrence of any of the following:
(i) The Company shall have breached any representation, warranty, covenant or other agreement made by the Company in this Agreement.
(ii) Either the Settlement Date or Preferred Offering Closing Date has not occurred by December 9, 2019.
(iii) The Company shall have amended or waived any terms or conditions of any of the Offers such that such Offer is no longer in accordance in all material respects with the terms and conditions set forth in the Offering Memorandum in the form attached hereto as Exhibit B.
(iv) Prior to the Settlement Date, the Company or any of its Affiliates shall have entered into or consummated, or announced an intention to consider, enter into or consummate, any reorganization, equity financing, refinancing, recapitalization, restructuring or similar transaction of the Company or its subsidiaries other than as expressly contemplated by this Agreement and the Offers, without the prior written consent of the Backstop Parties.
(c) Effect of Termination. Upon termination of this Agreement, each party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement and shall have the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the transactions contemplated hereby or otherwise, that it would have been entitled to take had it not entered into this Agreement. Notwithstanding anything contained herein, if this Agreement is terminated as a result of a breach of this Agreement by a party hereto, such party shall not be released and shall remain liable for any damages resulting from such termination.
SECTION 7
MISCELLANEOUS

(a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to choice of law principles thereof).
(b) Jurisdiction and Venue. Each party hereto submits to the exclusive jurisdiction of the courts of competent jurisdiction in the State of New York in respect of any action or proceeding relating to this Agreement. The parties hereto shall not raise any objection to the venue of any proceedings in any such court, including the objection that the proceedings have been brought in an inconvenient forum.
(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 7(d).
(d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been given if (i) personally delivered or sent by email or facsimile, (ii) sent by nationally recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
If to the Company:
Northern Oil and Gas, Inc.
601 Carlson Parkway, Suite 990
Minnetonka, Minnesota
Attention: Erik Romslo
Email: eromslo@northernoil.com
Facsimile: (952) 476-9801

With a copy to:
Kirkland & Ellis LLP
Attention: Matthew R. Pacey
Email: Matt.Pacey@kirkland.com
Facsimile: (713) 836-3601

If to a Backstop Party, to the notice information included on its respective signature page.
Any such communication shall be deemed to have been received (i) when delivered, if personally delivered or sent by email or facsimile, (ii) the next Business Day after delivery, if sent by nationally recognized, overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by first-class mail.
(e) Confidential Treatment of Backstop Commitments. Each party agrees to keep confidential the names of the Backstop Parties and the size of the commitments for each Backstop Party (including all the information on the signature pages and Schedule I hereto), except to the extent required by applicable law, including applicable securities laws, or unless otherwise agreed to in writing with such Backstop Party (and then, only with respect to such agreeing Backstop Party); provided that if disclosure is required by applicable law, advance notice of the intent to disclose (unless it shall not be practicable to give such advance notice) shall be given by the disclosing party to each Backstop Party who shall have the right to seek a protective order prior to disclosure. No party or its advisors shall disclose to any Person or entity (including, for the avoidance of doubt, any other Backstop Party) other than advisors to the Company, the size of the commitment for any Backstop Party, or use the name of any Backstop Party or its controlled Affiliates, officers, directors, managers, equityholders, stockholders, members, employees, partners, representatives and agents in any press release, in each case, without the prior written consent of such Backstop Party. Notwithstanding the foregoing, the Company shall not be required to keep confidential the aggregate holdings of all Backstop Parties, and each Backstop Party hereby consents to (i) the disclosure of the execution of this Agreement by the Company in notices or press releases issued in connection with the transactions contemplated by this Agreement or the Offering Memorandum, and (ii) the filing of this Agreement with the Securities and Exchange Commission.
(f) Amendments. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company and each Backstop Party affected thereby.
(g) Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted assigns; provided that (i) the Company may not assign, delegate or otherwise transfer any of its rights, interest or other obligations under this Agreement without the consent of each Backstop Party, and (ii) no Backstop Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the Company. Any purported assignment in violation of this Section 7(g) shall be void ab initio and of no force or effect. Notwithstanding the foregoing, each Backstop Party may assign its rights and obligations under this Agreement to one or more Affiliates without the prior consent of the Company or any other Backstop Party.
(h) Further Assurances. Without in any way limiting any other obligation of any party under this Agreement, the parties shall use commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, and as any party may reasonably request, and to cooperate with each party to this Agreement, in order to consummate and make effective the transactions contemplated by this Agreement. Each party furthermore agrees to perform any and all of its covenants, agreements and obligations under this Agreement and not take any actions that would be inconsistent with such obligations.
(i) Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior understandings of the parties in connection with the subject matter hereof.
(j) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(k) Interpretation. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
(l) Counterparts; Electronic Transmission. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts taken together shall constitute but one agreement. Any facsimile or electronically transmitted copies here or signature herein shall, for all purposes, be deemed originals.
(m) Regulatory Information. The Company agrees to promptly provide each Backstop Party with all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the U.S.A. Patriot Act.
(n) Indemnification. The Company hereby agrees to indemnify and hold harmless each Backstop Party and each of its Affiliates and all their respective officers, directors, partners, trustees, employees, shareholders, advisors, agents, representatives, affiliates, attorneys and controlling persons and each of their respective heirs, successors and assigns (each, an “Indemnified Person”) from and against any and all losses, claims, damages and liabilities to which any Indemnified Person may become subject arising out of or in connection with this Agreement, the other Transaction Documents, any of the transactions contemplated hereby or thereby or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto and whether or not the transactions contemplated hereby are consummated, and to reimburse each Indemnified Person promptly upon demand for all legal and other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including, without limitation, in connection with the enforcement of the indemnification obligations set forth herein); provided that no Indemnified Person shall be entitled to indemnity hereunder in respect of any loss, claim, damage, liability or expense to the extent that it is found by a final, non-appealable judgment of a court of competent jurisdiction that such loss, claim, damage, liability or expense resulted directly from the gross negligence or willful misconduct of such Indemnified Person. This Agreement has been and is made solely for the benefit of the parties signatory hereto and the Indemnified Persons, and nothing in this Agreement, expressed or implied, is intended to confer or does confer on any other person or entity any rights or remedies under or by reason of this Agreement or the agreements of the parties contained herein.
(o) Expense Reimbursement. The Company agrees to reimburse the Backstop Parties promptly upon demand for up to an aggregate of $150,000 in reasonably incurred and documented fees, costs and expenses (including fees, costs and expenses of attorneys)(“Expenses”) incurred in connection with the Transaction Documents and the transactions contemplated herein, whether or not any Offer shall be consummated; provided, however, if the Offers are consummated on or before December 9, 2019, the Company agrees to reimburse the Backstop Parties promptly upon demand for up to an aggregate of $400,000 for such reasonably incurred and documented Expenses.
* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Northern Oil and Gas, Inc.

By: /s/ Nick O'Grady
Name: Nick O'Grady
Title: President & Chief Financial Officer

[Signature Page to Backstop Commitment Agreement]

AG Credit Solutions Non-ECI Master Fund, L.P.
AG Super Fund Master, L.P.
AG MM, L.P.
AG Corporate Credit Opportunities Fund, L.P.
AG Cataloochee, L.P.
AG Centre Street Partnership, L.P.
By: Angelo, Gordon & Co., L.P., solely as manager
or advisor of each fund listed above

By: /s/ Ryan Mollett
Name: Ryan Mollett
Title: Authorized Signatory

Notice Information:

c/o Angelo, Gordon & Co., L.P. 245 Park Avenue New York, New York 10167 Attention: Joseph Lenz Email: jlenz@angelogordon.com

[Signature Page to Backstop Commitment Agreement]

Schedule I

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Exhibit A

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Exhibit B

Omitted pursuant to Item 601(a)(5) of Regulation S-K.